Exhibit 99.1

Bitstream Inc. Reports Fourth Quarter Results for 2009

The Company reported fourth quarter revenue of $5,579,000 and net income of $167,000 or $0.02 diluted earnings per share.

MARLBOROUGH, MA—(Business Wire)—March 22, 2010—Bitstream Inc. (Nasdaq: BITS) today reported that total revenue decreased by $59,000 or 1% to $5,579,000 for the three months ended December 31, 2009 as compared to total revenue of $5,638,000 for the three months ended December 31, 2008. The Company’s cash and cash equivalents at December 31, 2009 totaled $17,915,000, an increase of $242,000 from a balance of $17,673,000 at September 30, 2009 and an increase of $1,753,000 from $16,162,000 at December 31, 2008.

GAAP Results

We increased e-commerce sales during the three months ended December 31, 2009, which led to an increase in direct third party cost of revenue, consisting primarily of royalty expenses, of $268,000 or approximately 19%, as compared to third party cost of revenue for the three months ended December 31, 2008. Total operating expenses for the three months ended December 31, 2009 increased $231,000 or approximately 8%, to $3,036,000 as compared to $2,805,000 for the three months ended December 31, 2008. This increase was primarily attributable to a $130,000 increase in research and development salary and other compensation expense associated with our BOLT Web browsing and publishing product lines, an approximately $57,000 increase in accounting, tax, and legal professional services associated with year-end audit and Sarbanes-Oxley related expenses, and a $112,000 increase in bad debt expense. As a result of the foregoing, our operating income decreased $471,000 or 63% to $273,000 for the three months ended December 31, 2009 as compared to $744,000 for the three months ended December 31, 2008. Net income decreased $542,000 or 76% to $167,000 or $0.02 per diluted share for the three months ended December 31, 2009 as compared to net income of $709,000 or $0.07 per diluted share for the three months ended December 31, 2008. Net income for the three months ended December 31, 2009 includes $80,000 from foreign taxes withheld by customers in countries having tax treaties with the United States.

“During the fourth quarter, we continued to generate momentum in building our Web browsing product line as we entered into three new OEM deals for our BOLT Web browsing product”, said Anna Magliocco-Chagnon, President and Chief Executive Officer. “Although these deals did not impact revenue during 2009, they are expected to contribute to revenue beginning in the second quarter of 2010. We continued to invest heavily in BOLT during the fourth quarter of 2009 and we have developed an aggressive plan to grow our Web browsing product line substantially in the next year. Given our recent success with BOLT and the increase in our e-commerce revenue in the fourth quarter, we anticipate being able to resume our revenue growth in the near future.”

Non-GAAP Results

Our income from operations, not including the effect of stock-based compensation expense, decreased $445,000 or 49% to $466,000 for the three months ended December 31, 2009 as compared to $911,000 for the three months ended December 31, 2008. Net income, not including the effect of stock-based compensation expense, decreased $516,000 or 59% to $360,000 or $0.03 per diluted share for the three months ended December 31, 2009 as compared to net income of $876,000 or $0.09 per diluted share for the three months ended December 31, 2008.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

CONFERENCE CALL REMINDER

Today, March 22, 2010 at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended December 31, 2009:

•	Domestic Dial-in number: 1-866-253-6505

•	International Dial-in number: 1-703-639-1207

Call into the conference number 5-10 minutes prior to the start time. An operator will request that you provide your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact Bitstream at (617) 497-6222.

A replay of the conference call will be available through April 1, 2010 (access code): 1443455

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2008.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, as well as the related income tax effects.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of Bitstream’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of Bitstream’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate Bitstream’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream, please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo, BOLT and ThunderHawk are trademarks of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue:
Software license	$4,443	$4,305	$16,804	$18,868
Services	1,136	1,333	4,685	5,140

Total revenue	5,579	5,638	21,489	24,008

Cost of revenue:
Software license	1,832	1,463	6,778	7,018
Services	438	626	2,060	2,408

Total cost of revenue	2,270	2,089	8,838	9,426

Gross profit	3,309	3,549	12,651	14,582

Operating expenses:
Marketing and selling	827	1,031	3,605	4,389
Research and development	1,351	1,133	4,992	5,181
General and administrative	858	641	3,053	2,713

Total operating expenses	3,036	2,805	11,650	12,283

Operating income	273	744	1,001	2,299

Interest and other income, net	6	17	59	177

Income before provision for income taxes	279	761	1,060	2,476
Provision for income taxes	112	52	208	108

Net income	$167	$709	$852	$2,368

Basic net income per share	$0.02	$0.07	$0.09	$0.25

Diluted net income per share	$0.02	$0.07	$0.08	$0.23

Basic weighted average shares outstanding	9,817	9,522	9,782	9,596

Diluted weighted average shares outstanding	10,399	10,003	10,249	10,254

Bitstream Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$17,915	$16,162
Accounts receivable, net	1,689	1,827
Prepaid expenses and other current assets	916	527
Restricted cash	—	150

Total current assets	20,520	18,666

Property and equipment, net	643	427

Other assets:
Goodwill	727	727
Restricted cash, long-term	136	—
Intangible assets	78	81

Total other assets	941	808

Total assets	$22,104	$19,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,091	$832
Accrued payroll and other compensation	261	1,057
Other accrued expenses	808	583
Deferred revenue	1,762	1,937

Total current liabilities	3,922	4,409

Long-term deferred rent	536	—

Total liabilities	4,458	4,409

Total stockholders’ equity	17,646	15,492

Total liabilities and stockholders’ equity	$22,104	$19,901

Bitstream Inc. and Subsidiaries

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended December 31,
	2009	2008

GAAP operating income	$273	$744
Stock-based compensation	193	167

Non-GAAP operating income	$466	$911

GAAP net income	$167	$709
Stock -based compensation	193	167

Non-GAAP net income	$360	$876

Diluted net income per share:

GAAP net income	$0.02	$0.07
Stock -based compensation	0.01	0.02

Non-GAAP net income	$0.03	$0.09

Shares used to compute diluted GAAP and Non-GAAP net income per share	10,399	10,003